UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 25, 2013

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (201) 804-3000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Cambrex Corporation (the “Company”) held on April 25, 2013, the Company’s stockholders approved the Cambrex Corporation 2009 Long-Term Incentive Plan, as amended and restated (the “Plan”).

The Plan provides for the award of equity based and non-equity based long-term incentive awards to our employees, directors, officers, consultants, or other personal service providers.  A brief description of the terms and conditions of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2013 (the “Proxy Statement”), under the heading “Proposal No. 3 – Approval of the 2009 Long-Term Incentive Plan, as Amended and Restated.”  The Plan was amended and restated primarily to increase the number of shares available for issuance under the Plan and to increase the aggregate number of shares issuable under full-value awards (e.g., restricted stock, restricted stock units and stock awards).  The Company also sought and obtained stockholder approval of the performance goals under the Plan for purposes of the performance-based compensation exception to the $1.0 million deduction limitation under Section 162(m) of the Internal Revenue Code.  A copy of the Plan is included as Exhibit 1 to the Proxy Statement, and this summary is qualified in its entirety by reference to the full text of the Plan and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, on April 25, 2013, the Company held its annual meeting of stockholders pursuant to notice duly given.  The proposals are described in the Proxy Statement. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

1.  Proposal 1 – Election of Directors. All of the nominees for director were elected for a term expiring at the annual meeting of stockholders in 2014 by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
Rosina B. Dixon	25,476,329	724,344	31,224	2,033,763
Kathryn Rudie Harrigan	25,890,018	279,100	62,779	2,033,763
Leon J. Hendrix, Jr.	25,469,739	730,572	31,587	2,033,762
Ilan Kaufthal	25,497,245	703,237	31,416	2,033,762
Steven M. Klosk	25,968,565	242,963	20,370	2,033,762
William B. Korb	25,934,947	265,534	31,416	2,033,763
John R. Miller	25,492,904	707,376	31,618	2,033,762
Peter G. Tombros	25,944,709	255,773	31,416	2,033,762
Shlomo Yanai	26,022,853	177,629	31,416	2,033,762

2.  Proposal 2 – Say on Pay.  The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement, as set forth below:

For	Against	Abstain	Broker Non-Votes
25,141,593	1,063,104	27,201	2,033,762

3.  Proposal 3 – Approval of the 2009 Long Term Incentive Plan as amended and restated.  The Company’s stockholders approved the Cambrex Corporation 2009 Long-Term Incentive Plan, as amended and restated, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
25,202,101	1,002,193	27,604	2,033,762

4. Proposal 4 – Ratification of Independent Registered Public Accountants. The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013, by the votes set forth in the table below:

For	Against	Abstain
28,215,078	24,434	26,148

The proposal to ratify the appointment of BDO USA, LLP was a routine matter and, therefore, there were no broker non-votes to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	April 30, 2013	By:	/s/William M. Haskel
Name: William M. Haskel
Title: Senior Vice President